Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 4Q2019 RESULTS

— — —

DILUTED EARNINGS PER SHARE OF $0.57, ADJUSTED DILUTED EARNINGS PER SHARE OF $0.58.
INCOME BEFORE TAXES OF $312 MILLION ON $500 MILLION IN NET REVENUES. ADJUSTED
INCOME BEFORE TAXES OF $315 MILLION ON $503 MILLION IN ADJUSTED NET REVENUES1.
DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, January 21, 2019 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR), an automated global electronic broker, reported diluted earnings per share of $0.57 for the quarter ended December 31, 2019 compared to $0.57 for the same period in 2018, and adjusted diluted earnings per share of $0.58 for both this quarter and for the same period in 2018.

Net revenues were $500 million and income before income taxes was $312 million this quarter, compared to net revenues of $492 million and income before income taxes of $309 million for the same period in 2018. Adjusted net revenues were $503 million and adjusted income before income taxes was $315 million this quarter, compared to adjusted net revenues of $496 million and adjusted income before income taxes of $313 million. The results for the quarter were positively impacted by strong growth in net interest income, which increased $44 million, or 18%, from the year-ago quarter; partially counterbalanced by lower commissions revenue, which decreased $37 million, or 18%, from the year-ago quarter.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share. This dividend is payable on March 13, 2020 to shareholders of record as of February 28, 2020.

Effective this quarter, we introduced the reporting of non-GAAP financial measures which exclude certain items that may not be indicative of our core operating results and business outlook and may be useful in evaluating the operating performance of our business and provide a better comparison of our results in the current period to those in prior and future periods. See the reconciliation of non-GAAP financial measures starting on page 11.

Business Highlights

Fourth Quarter 2019:
•	62% pretax profit margin for this quarter, down from 63% in the year-ago quarter.
•	65% Electronic Brokerage pretax profit margin for this quarter, up from 63% in the year-ago quarter.
•	Customer equity grew 36% from the year-ago quarter to $174.1 billion and customer debits increased 15% to $31.0 billion.
•	Customer accounts increased 15% from the year-ago quarter to 690 thousand.
•	Total DARTs[2] decreased 16% from the year-ago quarter to 797 thousand.
•	Brokerage segment equity was $6.8 billion. Total equity was $7.9 billion.

Full Year 2019:
•	60% pretax profit margin for 2019, down from 63% in 2018.
•	62% Electronic Brokerage pretax profit margin for 2019, down from 64% in 2018.
•	Total DARTs decreased 3% from 2018 to 833 thousand.

1 See the reconciliation of non-GAAP financial measures starting on page 11.
2 Daily average revenue trades (DARTs) are based on customer orders.

Segment Overview

Electronic Brokerage
Electronic brokerage segment income before income taxes increased 1% to $314 million in the quarter ended December 31, 2019, compared to the same period last year. Net revenues decreased 1% to $486 million on lower commissions revenue and other income, partially offset by higher net interest income.

Commissions revenue decreased 18% from the year-ago quarter on lower customer trading volume in options, futures and stocks. Net interest income increased 19% as average customer credit balances and securities lending balances increased from the year-ago quarter. Pretax profit margin was 65% for the quarter ended December 31, 2019, up from 63% in the same period last year.

Customer accounts grew 15% to 690 thousand and customer equity increased 36% from the year-ago quarter to $174.1 billion. Total DARTs for cleared and execution-only customers decreased 16% to 797 thousand from the year-ago quarter. Cleared DARTs decreased 16% to 719 thousand from the same period last year.

Market Making
Market making segment income before income taxes decreased 44% to $5 million in the quarter ended December 31, 2019, compared to the same period last year, primarily due to lower net revenues from the remaining operations.

Corporate
For the quarter ended December 31, 2019, we recognized a mark-to-market loss of approximately $7 million on our strategic investment in Up Fintech Holding Limited (“Tiger Brokers”). For the twelve months ended December 31, 2019 we recognized a net mark-to-market gain of $9 million on this investment.

Effects of Foreign Currency Diversification
In connection with our currency diversification strategy, we have determined to base our net worth in GLOBALs, a basket of 14 major currencies in which we hold our equity. In this quarter, our currency diversification strategy increased our comprehensive earnings by $50 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.74%. The effects of the currency diversification strategy are reported as components of (1) Other Income ($12 million) in the corporate segment and (2) Other Comprehensive Income ($38 million). With the introduction of non-GAAP measures, which exclude the impact of the GLOBAL, the Company has removed diluted earnings per share on comprehensive income from the above disclosures.

Regulatory Matters
The Company is subject to regulatory oversight and examination by numerous governmental and self-regulatory authorities. The Company is currently providing information to certain of such authorities, including FINRA, the SEC, the CFTC and the United States Department of Justice, and cooperating with those authorities. The Company believes that the regulators are focused on compliance practices, including anti money laundering and Bank Secrecy Act practices. The Company periodically reviews these practices to make them more robust and to keep pace with changing regulatory standards, and the Company has been enhancing and augmenting its procedures and personnel in these areas over the past several years. While the outcome of the examinations and inquiries currently in progress cannot be predicted, the Company does not believe that they are likely to have a materially adverse effect on the Company’s financial results.

Conference Call Information:
Interactive Brokers Group, Inc. will hold a conference call with investors today, January 21, 2020, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”
The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.
About Interactive Brokers Group, Inc.:
Interactive Brokers Group affiliates provide automated trade execution and custody of securities, commodities and foreign exchange around the clock on over 125 markets in numerous countries and currencies, from a single IBKR Integrated Investment Account to customers worldwide. We service individual investors, hedge funds, proprietary trading groups, financial advisors and introducing brokers. Our four decades of focus on technology and automation has enabled us to equip our customers with a uniquely sophisticated platform to manage their investment portfolios at the lowest cost according to Barron's Best Online Brokers review, February 25, 2019. We strive to provide our customers with advantageous execution prices and trading, risk and portfolio management tools, research facilities and investment products, all at low or no cost, positioning them to achieve superior returns on investments.
Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Investors: Nancy Stuebe, 203-618-4070 or Media: Kalen Holliday, 203-913-1369.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA
TRADE VOLUMES:
(in 000's, except %)
					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2017	31,282		265,501		14,835		311,618		1,246
2018	18,663	(40%)	328,099	24%	21,880	47%	368,642	18%	1,478
2019	17,136	(8%)	302,289	(8%)	26,346	20%	345,771	(6%)	1,380

4Q2018	4,825		88,806		7,251		100,882		1,627
4Q2019	4,204	(13%)	73,291	(17%)	6,284	(13%)	83,779	(17%)	1,330

3Q2019	4,738		78,793		6,566		90,097		1,419
4Q2019	4,204	(11%)	73,291	(7%)	6,284	(4%)	83,779	(7%)	1,330

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	395,885		124,123		220,247,921
2018	408,406	3%	151,762	22%	210,257,186	(5%)
2019	390,739	(4%)	128,770	(15%)	176,752,967	(16%)

4Q2018	107,417		41,684		44,933,688
4Q2019	100,520	(6%)	29,078	(30%)	39,391,536	(12%)

3Q2019	103,972		36,124		43,107,364
4Q2019	100,520	(3%)	29,078	(20%)	39,391,536	(9%)

MARKET MAKING
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	102,025		5,696		7,139,622
2018	49,554	(51%)	3,277	(42%)	11,347,811	59%
2019	41,452	(16%)	2,407	(27%)	8,926,477	(21%)

4Q2018	12,680		828		3,091,834
4Q2019	8,958	(29%)	448	(46%)	1,403,411	(55%)

3Q2019	10,848		697		2,082,317
4Q2019	8,958	(17%)	448	(36%)	1,403,411	(33%)

BROKERAGE TOTAL
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	293,860		118,427		213,108,299
2018	358,852	22%	148,485	25%	198,909,375	(7%)
2019	349,287	(3%)	126,363	(15%)	167,826,490	(16%)

4Q2018	94,737		40,856		41,841,854
4Q2019	91,562	(3%)	28,630	(30%)	37,988,125	(9%)

3Q2019	93,124		35,427		41,025,047
4Q2019	91,562	(2%)	28,630	(19%)	37,988,125	(7%)

[1]	Includes options on futures.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED
	Options	%	Futures[1]	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2017	253,304		116,858		209,435,662
2018	313,795	24%	146,806	26%	194,012,882	(7%)
2019	302,068	(4%)	125,225	(15%)	163,030,500	(16%)

4Q2018	83,984		40,463		40,271,369
4Q2019	81,468	(3%)	28,307	(30%)	36,969,492	(8%)

3Q2019	80,840		35,108		39,891,867
4Q2019	81,468	1%	28,307	(19%)	36,969,492	(7%)

[1]	Includes options on futures.

BROKERAGE STATISTICS
(in 000's, except % and where noted)

Year over Year	4Q2019	4Q2018	% Change
Total Accounts	690	598	15%
Customer Equity (in billions)[1]	$174.1	$128.4	36%

Cleared DARTs	719	856	(16%)
Total Customer DARTs	797	951	(16%)

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.61	$3.79	(5%)
DART per Avg. Account (Annualized)	266	364	(27%)
Net Revenue per Avg. Account (Annualized)	$2,801	$3,225	(13%)

Consecutive Quarters	4Q2019	3Q2019	% Change
Total Accounts	690	666	4%
Customer Equity (in billions)[1]	$174.1	$156.6	11%

Cleared DARTs	719	777	(7%)
Total Customer DARTs	797	859	(7%)

Cleared Customers (in $'s, except DART per account)
Commission per DART	$3.61	$3.69	(2%)
DART per Avg. Account (Annualized)	266	297	(10%)
Net Revenue per Avg. Account (Annualized)	$2,801	$2,995	(6%)

[1]	Excludes non-customers.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
NET INTEREST MARGIN
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018

	(in millions)
Average interest-earning assets
Segregated cash and securities	$29,437	$21,957	$27,812	$20,911
Customer margin loans	27,529	28,805	26,483	29,253
Securities borrowed	4,026	3,407	3,930	3,310
Other interest-earning assets	5,887	4,825	5,407	4,362
FDIC sweeps[1]	2,201	1,673	2,046	1,259
	$69,080	$60,667	$65,678	$59,095

Average interest-bearing liabilities
Customer credit balances	$55,185	$49,153	$52,625	$48,179
Securities loaned	4,292	3,729	4,088	3,982
Other interest-bearing liabilities	477	-	196	241
	$59,954	$52,882	$56,909	$52,402

Net interest income
Segregated cash and securities, net	$126	$104	$560	$337
Customer margin loans[2]	157	192	694	677
Securities borrowed and loaned, net	80	50	257	216
Customer credit balances, net[2]	(94)	(121)	(515)	(362)
Other net interest income1/3	27	27	121	90
Net interest income[3]	$296	$252	$1,117	$958

Net interest margin ("NIM")	1.70%	1.65%	1.70%	1.62%

Annualized yields
Segregated cash and securities	1.70%	1.88%	2.01%	1.61%
Customer margin loans	2.26%	2.64%	2.62%	2.31%
Customer credit balances	0.68%	0.98%	0.98%	0.75%

[1]
Represents the average amount of customer cash swept into FDIC-insured banks as part of our Insured Bank Deposit Sweep Program. This item is not recorded in the Company's consolidated statements of financial condition. Income derived from program deposits is reported in other net interest income in the table above.

[2]
Interest income and interest expense on customer margin loans and customer credit balances, respectively, are calculated on daily cash balances within each customer’s account on a net basis, which may result in an offset of balances across multiple account segments (e.g., between securities and commodities segments).

[3]
Includes income from financial instruments which has the same characteristics as interest, but is reported in other income in the Company’s consolidated statements of comprehensive income, of $9 million for the three months ended December 31, 2019 and 2018, and $34 million and $29 million for the twelve months ended December 31, 2019 and 2018, respectively.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months		Twelve Months
		Ended December 31,		Ended December 31,
		2019	2018	2019	2018
		(in millions)

Electronic Brokerage	Net revenues	$486	$490	$1,921	$1,842
	Non-interest expenses	172	179	724	665

	Income before income taxes	$314	$311	$1,197	$1,177

	Pre-tax profit margin	65%	63%	62%	64%

Market Making	Net revenues	$15	$17	$67	$76
	Non-interest expenses	10	8	37	42

	Income before income taxes	$5	$9	$30	$34

	Pre-tax profit margin	33%	53%	45%	45%

Corporate [1]	Net revenues	$(1)	$(15)	$(51)	$(15)
	Non-interest expenses	6	(4)	19	-

	Income (loss) before income taxes	$(7)	$(11)	$(70)	$(15)

Total	Net revenues	$500	$492	$1,937	$1,903
	Non-interest expenses	188	183	780	707

	Income before income taxes	$312	$309	$1,157	$1,196

	Pre-tax profit margin	62%	63%	60%	63%

[1]	Corporate includes corporate related activities as well as inter-segment eliminations and gains and losses on positions held as part of our overall currency diversification strategy.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
	(in millions, except share and per share data)

Revenues:
Commissions	$168	$205	$706	$777
Interest income	418	385	1,726	1,392
Trading gains	7	7	27	39
Other income	38	37	121	158

Total revenues	631	634	2,580	2,366

Interest expense	131	142	643	463

Total net revenues	500	492	1,937	1,903

Non-interest expenses:
Execution, clearing and distribution fees	59	73	251	269
Employee compensation and benefits	75	63	288	264
Occupancy, depreciation and amortization	17	14	60	49
Communications	6	5	25	25
General and administrative	32	26	112	96
Customer bad debt	(1)	2	44	4

Total non-interest expenses	188	183	780	707

Income before income taxes	312	309	1,157	1,196

Income tax expense	18	19	68	71

Net income	294	290	1,089	1,125

Net income attributable to noncontrolling interests	250	247	928	956

Net income available for common stockholders	$44	$43	$161	$169

Earnings per share:
Basic	$0.58	$0.58	$2.11	$2.30
Diluted	$0.57	$0.57	$2.10	$2.28

Weighted average common shares outstanding:
Basic	76,749,142	75,097,578	76,121,570	73,438,209
Diluted	77,357,093	75,810,322	76,825,863	74,266,370

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
	(in millions, except share and per share data)

Comprehensive income:
Net income available for common stockholders	$44	$43	$161	$169
Other comprehensive income:
Cumulative translation adjustment, before income taxes	7	-	4	(14)
Income taxes related to items of other comprehensive income	-	-	-	(1)
Other comprehensive income (loss), net of tax	7	-	4	(13)
Comprehensive income available for common stockholders	$51	$43	$165	$156

Comprehensive earnings per share:
Basic	$0.67	$0.56	$2.18	$2.12
Diluted	$0.66	$0.56	$2.16	$2.09

Weighted average common shares outstanding:
Basic	76,749,142	75,097,578	76,121,570	73,438,209
Diluted	77,357,093	75,810,322	76,825,863	74,266,370

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	$250	$247	$928	$956
Other comprehensive income - cumulative translation adjustment	31	(6)	20	(66)
Comprehensive income attributable to noncontrolling interests	$281	$241	$948	$890

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

			December 31, 2019	December 31, 2018
			(in millions)

Assets
Cash and cash equivalents			$2,882	$2,597
Cash - segregated for regulatory purposes			9,400	7,503
Securities - segregated for regulatory purposes			17,824	15,595
Securities borrowed			3,916	3,331
Securities purchased under agreements to resell			3,111	1,242
Financial instruments owned, at fair value			1,916	2,119
Receivables from customers, net of allowance for doubtful accounts			31,304	27,017
Receivables from brokers, dealers and clearing organizations			685	706
Other assets			638	437

Total assets			$71,676	$60,547

Liabilities and equity

Liabilities
Short-term borrowings			$16	$17
Securities loaned			4,410	4,037
Securities sold under agreements to repurchase			1,909	-
Financial instruments sold but not yet purchased, at fair value			457	681
Other payables:
Customers			56,248	47,993
Brokers, dealers and clearing organizations			220	298
Other payables			476	365
			56,944	48,656

Total liabilities			63,736	53,391

Equity
Stockholders' equity			1,452	1,282
Noncontrolling interests			6,488	5,874
Total equity			7,940	7,156

Total liabilities and equity			$71,676	$60,547

	December 31, 2019		December 31, 2018
Ownership of IBG LLC Membership Interests	Interests	%	Interests	%

IBG, Inc.	76,759,595	18.5%	75,100,955	18.1%
Noncontrolling interests (IBG Holdings LLC)	338,670,642	81.5%	338,691,717	81.9%

Total IBG LLC membership interests	415,430,237	100.0%	413,792,672	100.0%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
	(in millions)

Adjusted net revenues[1]
Net revenues - GAAP	$500	$492	$1,937	$1,903

Non-GAAP adjustments
Currency diversification strategy, net	(12)	12	60	19
Mark-to-market on investments[2]	15	(8)	(13)	(9)
Total non-GAAP adjustments	3	4	47	10

Adjusted net revenues	$503	$496	$1,984	$1,913

Adjusted income before income taxes[1]
Income before income taxes - GAAP	$312	$309	$1,157	$1,196

Non-GAAP adjustments
Currency diversification strategy, net	(12)	12	60	19
Mark-to-market on investments[2]	15	(8)	(13)	(9)
Unusual bad debt expense[3]	-	-	42	-
Total non-GAAP adjustments	3	4	89	10

Adjusted income before income taxes	$315	$313	$1,246	$1,206

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
	(in millions)
Adjusted net income available for common stockholders[1]
Net income available for common stockholders - GAAP	$44	$43	$161	$169

Non-GAAP adjustments
Currency diversification strategy, net	(2)	2	11	3
Mark-to-market on investments[2]	3	(1)	(2)	(2)
Unusual bad debt expense[3]	-	-	8	0
Income tax effect of above adjustments[4]	0	0	(3)	(1)
Total non-GAAP adjustments	1	1	13	1

Adjusted net income available for common stockholders	$45	$44	$174	$170
Note: Amounts may not add due to rounding.

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2019	2018	2019	2018
	(in dollars, except share amounts)
Adjusted diluted EPS[1]
Diluted EPS - GAAP	$0.57	$0.57	$2.10	$2.28

Non-GAAP adjustments
Currency diversification strategy, net	(0.03)	0.03	0.14	0.05
Mark-to-market on investments[2]	0.03	(0.02)	(0.03)	(0.02)
Unusual bad debt expense[3]	0.00	0.00	0.10	0.00
Income tax effect of above adjustments	0.00	0.00	(0.04)	(0.02)
Total non-GAAP adjustments	0.01	0.01	0.17	0.01

Adjusted diluted EPS	$0.58	$0.58	$2.27	$2.28

Diluted weighted average common shares outstanding	77,357,093	75,810,322	76,825,863	74,266,370
Note: Amounts may not add due to rounding.

Note: The term “GAAP” in the following explanation refers to generally accepted accounting principles in the United States.
1 Adjusted net revenues, adjusted income before income taxes, adjusted net income available for common stockholders and adjusted diluted earnings per share ("EPS") are non-GAAP financial measures as defined by SEC Regulation G.
•	We define adjusted net revenues as net revenues adjusted to remove the effect of our GLOBAL currency diversification strategy and our net mark-to-market gains (losses) on investments[2].
•
We define adjusted income before income taxes as income before income taxes adjusted to remove the effect of our GLOBAL currency diversification strategy, our net mark-to-market gains (losses) on investments and unusual bad debt expense[3].

•
We define adjusted net income available to common stockholders as net income available for common stockholders adjusted to remove the after-tax effects of our GLOBAL currency diversification strategy, the mark-to-market on investments, and unusual bad debt expense attributable to IBG, Inc.

Management believes these non-GAAP items are important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and may be useful to investors and analysts in evaluating the operating performance of the business and facilitating a meaningful comparison of our results in the current period to those in prior and future periods. Our GLOBAL currency diversification strategy, our mark-to-market on investments and unusual bad debt expense are excluded because management does not believe they are indicative of our underlying core business performance. Adjusted net revenues, adjusted income before income taxes, adjusted net income available to common stockholders and adjusted diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net revenues, income before income taxes, net income attributable to common stockholders and diluted EPS.
 2 Mark-to-market on investments represents the net mark-to-market gains (losses) on our U.S. government securities portfolio, which are typically held to maturity, investments in equity securities that do not qualify for equity method accounting which are measured at fair value, and equity securities taken over by the Company from customers related to losses on margin loans described below.
  3Unusual bad debt expense includes material losses on margin loans resulting from unusual events that occur in the marketplace. For the twelve months ending December 31, 2019, unusual bad debt expense reflects losses recognized on margin lending to a small number of our brokerage customers that had taken relatively large positions in a security listed on a major U.S. exchange, which lost a substantial amount of its value in a very short timeframe. (More information can be found in the disclosures in our Forms 10-Q filed with the SEC during 2019.)
  4 The income tax effect is estimated using the corporate income tax rates applicable to the Company.